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                                                                     EXHIBIT 4.6

                                                                  CONFORMED COPY
                                              INCLUDES 1ST, 2D AND 3D AMENDMENTS

              THE DURIRON COMPANY, INC., PUMP & FOUNDRY DIVISIONS
                     HOURLY EMPLOYEES SAVINGS & THRIFT PLAN


         THIS SAVINGS AND THRIFT PLAN AND TRUST AGREEMENT, by and among THE DURIRON COMPANY, INC., a corporation organized under the laws of the State of New York (hereinafter referred to as the "Company"), THE UNITED STEELWORKERS OF AMERICA, AFL-CIO-CLC, DISTRICT 30, LOCAL NUMBER 3320 (hereinafter referred to as the "Union") and the TRUSTEE;

                              W I T N E S S E T H:

         WHEREAS the Company entered into a collective bargaining agreement with the Union for its Employees who are members of the UNITED STEELWORKERS OF AMERICA, AFL-CIO-CLC, DISTRICT 30 LOCAL NUMBER 3320, under which retirement benefits were negotiated; and

         WHEREAS to attain that end, the Company shall provide those Union Employees with a convenient way to save on a regular long-term basis as provided for in the collective bargaining agreement and, accordingly, has formulated the Plan herein embodied to comply with such terms; and

         WHEREAS the form of this Agreement was established pursuant to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"), the Retirement Equity Act of 1984, the Tax Reform Act of 1986 ("TRA"), the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of 1988, and the Omnibus Budget Reconciliation Act of 1989 and was approved by the Union and the Board of Directors of the Company.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, it is agreed by and between the Company, the Union, and the Trustee as follows:
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                                                                  CONFORMED COPY

                                   ARTICLE I
                                      NAME

         The Savings and Thrift Plan set forth herein shall be known as THE DURIRON COMPANY, INC., PUMP & FOUNDRY DIVISIONS HOURLY EMPLOYEES SAVINGS AND THRIFT PLAN and the Trust created in accordance with the terms hereof shall be known as THE DURIRON COMPANY, INC., PUMP & FOUNDRY DIVISIONS HOURLY EMPLOYEES SAVINGS AND THRIFT TRUST.

                                   ARTICLE II
                                  DEFINITIONS

         In this Plan, all nouns and pronouns used shall be construed in the singular or plural, and in such gender, as the context requires, and the following words and phrases shall be defined as set forth in this Article.

         2.1 "Account Balance" shall mean the aggregate balance of the Employer Contribution Account, Employee Salary Deferral Account, Employee Matched Voluntary Contribution Account, Employee Nonmatched Voluntary Contribution Account, and Employee Rollover Account, as of a Determination Date.

         2.2 "Actual Contribution Percentage" shall mean for each Plan Year the percentage derived by calculating the ratios (calculated separately for each Eligible Employee in the group) of: (a) the amount of any Company matching contributions (Matching Company Contributions and Additional Company Matching Contributions) which are based upon an Employee's Salary Deferral or Matched Voluntary Contributions plus any Nonmatched Voluntary Contributions paid to the Trust Fund on behalf of each Eligible Employee for such Plan Year; to (b) the Eligible Employee's Compensation for such Plan Year. If so elected by the Plan Administrator, the numerator of the actual contribution percentage maybe calculated using Employee Salary Deferral Contributions and qualified nonelective contributions provided the conditions of Regulation Section 1.401(m) -1(b) (2) are met. This percentage shall only be calculated if the Company provides for matching company contributions that would be classified as Company matching contributions as defined by Section 401(m) (4) of the Internal Revenue Code and those matching contributions meeting the requirements of Regulation Section l.401(m)-l(b)(2) which are incorporated herein by reference and/or permit nondeductible Employee contributions to the Plan. As required by
Section 401(m) (2) (B) of the Internal Revenue Code, for purposes of arriving at this percentage, the actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to Section 401(m) of the Internal Revenue Code and in which the Highly Compensated Employee is eligible, if required to be aggregated, as one plan.

         2.3 "Actual Deferral Percentage" shall be calculated during each Plan Year and shall mean the average of the ratios (calculated separately for each Eligible Employee in the group) of:

                 (a) The amount of Salary Deferral Contributions, additional Company contributions made pursuant to Section 4.8 and any other contributions that would fall within the confines of Section 401(k) (3) (D) of the Internal Revenue Code and satisfy the discrimination requirements as set forth in Regulation Section 1.401(k) -1(b) (3), the provisions of which are incorporated herein by reference, to be paid over to the Trust Fund on behalf of each such Eligible Employee for such Plan Year; to

                 (b)      The Eligible Employee's Compensation for such Plan
Year.

         2.4 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Internal Revenue Code for years beginning after December 31, 1987, as applied to such items and in such a manner as the Secretary shall provide. Such adjustment shall be effective as of the January 1st in the calendar year such increase is promulgated and applicable to the Plan Year which begins with or within such calendar year.

         2.5 "Anniversary Date" shall mean the 31st day of December each year.





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[FIRST AMENDMENT REVISED SECTION TO READ AS FOLLOWS, EFFECTIVE 1/1/91]

         2.6 "Annual Additions" shall mean the sum of Company contributions, Employee Salary Deferral Contributions (including excess contributions as defined in Section 401(k) (8) (B) of the Internal Revenue
Code), nondeductible Employee Matched and Nonmatched Voluntary Contributions, the Participant's pro rata share of forfeitures, and amounts described in Sections 415(l) (2), 419(A) (d) (3), and 419(e) of the Internal Revenue Code, allocated to a Participant's account during the Plan Year.

         2.7 "Bargaining Agreement" shall mean the labor agreement or agreements in force and effective between the Company and the UNITED STEELWORKERS OF AMERICA, AFL-CIO-CLC, DISTRICT 30 LOCAL NUMBER 3320, which covers rates of pay, hours of work, and other basic terms and conditions of employment.

         2.8 "Board of Directors" shall mean the Board of Directors of The Duriron Company, Inc.

         2.9 "Break in Service" shall mean a period of time which shall begin on an Employee's Termination Date and ends on the date the Employee returns to service and once again performs an Hour of Service for the Company, subject to the following.

                 (a) Absence from employment at any time during a Plan Year by reason of service in the armed forces of the United States or, with the prior approval of the Company, by reason of service in a governmental agency, shall not cause a period 'of severance to commence if such Employee is reemployed by the Company within four (4) months after his discharge or release from such service in the armed forces or governmental agency.

                 (b) In the case of a Participant who does not have any nonforfeitable right to his Employer Contribution Account, periods of service before a break-in-service will not be taken into account in computing an Eligibility Period if the break-in-service equals or exceeds the greater of five (5) consecutive (12) month periods or the Participant's period of service. Such period of service will not include any period of service disregarded under the preceding sentence by reason of prior breaks-in-service.

         2.10    "Committee" shall mean the benefits committee referred to in
Article XI appointed by the Board of Directors to manage and administer the Plan.

         2.11 "Company" shall mean The Duriron Company, Inc., or any successor thereto, or any affiliate, subsidiary or associate corporation of the company, which shall adopt this Plan for its employees with the approval of the company. For purposes of eligibility and vesting only, company shall also include any group of business entities under common control, including but not limited to proprietorships and partnerships, or a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code and any members of an affiliated service group as defined in Section 414(m) of the Internal Revenue Code.

         2.12 "Compensation" of any Employee for any Plan Year shall mean all base salary, but excluding commissions, bonuses, overtime pay, reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits, paid by the Company to such Employee during such Plan Year for services rendered by the Employee to the Company as may be reflected on Form W-2 issued by the Company to the Employee, and any amounts deferred by the Employee under this qualified Plan during the Plan Year as Salary Deferral Contributions. For purposes of this Plan, compensation shall be limited to Two Hundred Thousand ($200,000) Dollars, which amount shall be increased by the Adjustment Factor.

         For purposes of applying the limitations of Section 415 of the Internal Revenue Code as set forth in Section 6.4 of the Plan or in determining if an Employee shall be deemed to be a Highly Compensated Employee as defined in Section 414(q) of the Internal Revenue Code, the term compensation shall mean a Participant's wages, salaries, fees for professional services, and other amounts for personal services actually rendered in the course of employment with the Company (including but not limited





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to, commissions paid, salaries, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses and in the case of a Participant who is an Employee within the meaning of Section 401(c) (1) of the Internal Revenue Code and the regulations thereunder, the Participant's earned income (as described in Section 401(c) (2) of the Internal Revenue Code and the regulations thereunder) paid or accrued during the limitation year. Hereunder, compensation shall exclude:

                 (a) (i) contributions made by the Company to a plan of deferred compensation to the extent that, before the application of the Section 415 of the Internal Revenue Code limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed;

                          (ii)    Company contributions made on behalf of an
Employee to a simplified employee pension plan described in Section 408(k) of the Internal Revenue Code to the extent such contributions are deductible by the Employee under Section 219 of the Internal Revenue Code;

                          (iii) any distributions from a plan of deferred
compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee;

                 (b)      amounts realized from the exercise of a
non--qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                 (c) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

                 (d) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Section 403(b) of the Internal Revenue Code (whether or not the contributions are excludable from the gross income of the Employee). For Plan Years beginning after December 31, 1988, compensation as described above shall be limited to Two Hundred Thousand ($200,000) Dollars (unless adjusted in the same manner as permitted under Section 415(d) of the Internal Revenue Code.

         In determining the compensation of a Participant for purposes of the Two Hundred Thousand ($200,000) Dollar compensation limitation and allocating Employer discretionary contributions under Section 6.3 of the Plan, the rules of Section 414(q) (6) of the Internal Revenue Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the Plan Year. If, as a result of the application of such rules the adjusted Two Hundred Thousand ($200,000) Dollar limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section prior to the application of this limitation.

         2.13 "Determination Date" shall mean the last day of the preceding Plan Year, or, in the case of the first Plan Year, the last day of such Plan Year.

         2.14 "Disability" shall mean the incapacity of a Participant to perform any employment which would be appropriate for a person of his prior physical status, intellectual ability and experience, due to any medically demonstrable physical or mental condition which has continued for a period of six (6) consecutive months, incapacity which qualifies the Participant to receive disability payments under the federal Social Security Act and any incapacity which the Committee finds, on the basis of qualified medical evidence, permanently shall prevent such Employee from being able to engage in any employment with the Company or in any other employment or occupation for remuneration or profit which might reasonably be considered within his capabilities, other than in such employment which is found to be for purposes of rehabilitation not incompatible with





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                                                                  CONFORMED COPY



the finding of permanent and total disability; PROVIDED, HOWEVER, that such incapacity shall not include (i) incapacity resulting exclusively from injury or disease incurred while serving in the Armed Forces of the United States and compensable as such by a federal disability allowance; (ii) incapacity caused by chronic alcoholism or addiction to narcotics; (iii) incapacity resulting from the Employee's engaging in a felonious act; or (iv) incapacity resulting from an intentionally self-inflicted injury or illness.

         2.15    "Effective Date" shall mean January 1, 1991.

         2.16    "Eligibility Period" shall mean a Year of Service.

         2.17 "Eligible Employee" shall mean an Employee who is a member of the Union and who meets the participation requirements of Section 4.1 of this Plan.

         2.18 "Employee" shall mean each individual who now or hereafter is employed by the Company, who falls under the usual common law rules applicable in determining the employer-employee relationship and is a member of the Union.

         2.19 "Employee Salary Deferral Account" shall mean the aggregate of an Employee's Salary Deferral Contributions and the earnings thereon.

         2.20 "Employee Matched Voluntary Contribution Account" shall mean the aggregate of an Employee's after-tax nondeductible Matched Voluntary Contributions and the earnings thereon.

         2.21 "Employee Nonmatched Voluntary Contribution Account" shall mean the aggregate of an Employees after-tax nondeductible Nonmatched Voluntary Contributions and the earnings thereon.

         2.22 "Employer Contribution Account" shall mean the aggregate of the Company's matching contributions which shall be made in the form of cash or Company common stock and the earnings thereon.

         2.23 "Entry Date" shall mean the first day of January and July of each year and any other date so designated by the Plan Administrator.

         2.24 "Fiduciary" shall mean any Person who exercises any discretionary authority or discretionary control with respect to the management or disposition of Trust assets or renders any investment advice for a fee or other compensation.

         2.25 "Fund" or "Trust Fund" shall mean the trust fund created in accordance with the provisions herein, and all earnings, increments, and additions credited thereto. Notwithstanding anything to the contrary, the fund or trust fund shall be comprised of an Equity Fund, Fixed Income Fund, a Duriron Stock Fund, and/or any other fund selected by the Committee, to be held in a common trust maintained by the Trustee.

         2.26 "Hardship" shall mean with respect to any Participant, an immediate and heavy financial necessity (such as the need to finance a primary residence or to provide post-secondary education for a dependent) or an emergency (such as medical expenses described in Section 213(d) of the Internal Revenue Code) which may be considered a hardship under regulations promulgated under Section 401(k) of the Internal Revenue Code.

         2.27 "Hardship Amount" shall mean an amount determined by the Committee as being the amount required by a Participant to meet the immediate and heavy financial need created by his Hardship and which is not reasonably available to such Participant from other sources. An amount shall be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

                 (a) The Employee has obtained all distributions, other than Hardship distributions, and all nontaxable loans under all plans maintained by the Company;





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                 (b)      All plans maintained by the Company provide that the
Employee's Salary Deferral Contributions will be suspended for twelve (12) months after the receipt of the Hardship distribution;

                 (c) The distribution is not in excess of the amount of an immediate and heavy financial need; and

                 (d) all plans maintained by the Company provide that the Employee may not make Salary Deferral Contributions for the Employee's taxable year immediately following the taxable year of the Hardship distribution in excess of the applicable limit under Section 402(g) of the Internal Revenue Code for such taxable year less the amount of such Employee's Salary Deferral Contributions for the taxable year of the Hardship distribution.

         2.28 "Highly Compensated Employee" shall mean any Employee or former employee as defined in Section 414(q) of the Internal Revenue Code who at anytime during the Plan Year or the twelve (12) month period immediately preceding such Plan Year was:

                 (a) an Employee owning more than five (5%) percent of the outstanding stock of the Company or possessing more than five (5%) percent of the total voting power of the Company;

                 (b) an Employee who had annual Compensation from the Company on a calendar year basis in excess of Seventy-Five Thousand ($75,000) Dollars;

                 (c) an Employee who had total Compensation from the Company on a calendar year basis in excess of Fifty Thousand ($50,000) Dollars and was among the top-paid twenty (20%) percent of all Employees for that Plan Year; or

                 (d) an Employee who at the time was an officer of the Company if his total annual Compensation from the Company exceeds fifty (50%) percent of the maximum dollar limitation under Section 415(b) (1) (A) of the Internal Revenue Code. For purposes of this Section 2.28(d) only, the minimum number of Employees to be treated as an officer shall be one (1) and the maximum number of Employees to be treated as officers shall be fifty (50).

         Family members of Employees who own five (5%) percent or more of the Company's outstanding stock or who are one of the highest paid ten (10) Employees, shall not to be treated as separate Employees. Instead, any Compensation paid to those family members will be aggregated and treated as if it were paid to the five (5%) percent owner or top ten (10) paid Employees. In performing the Actual Deferral Percentage test and Matching Contribution Percentage test, contributions to the Plan are treated as if family members were a single individual.

         As used herein, "family member" shall mean an Employee's spouse, parents and lineal ascendants or descendants and their spouses and any other individuals described in Section 4l4(q)(6)(B) of the Internal Revenue Code.

         As used herein, "former employee" shall mean an Employee who separated from service with the Company prior to the Plan Year under consideration and was a highly compensated active Employee for either:

                          (i)     the year of such Employee's separation; or

                          (ii)    any year ending on or after the Employee'S
fifty-fifth (55th) birthday.

         The dollar amounts specified in subsections (b) and (c) above shall be increased by the Adjustment Factor at the same time and in the same manner as allowed under Section 415(d) of the Internal Revenue Code.

         2.29 "Hour of Service" shall mean each hour for which an Employee is directly or indirectly paid, or entitled to payment by the Company for (a) the performance of duties during the applicable computation period; (b) each hour for which an





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Employee is directly or indirectly paid, or entitled to payment by the Company for reasons other than for the performance of duties, such as vacations, holidays, illness, incapacity (including Disability), jury duty, lay-off irrespective of whether the employment relationship has terminated, and (c) periods for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. The same hours of service will not be credited under subparagraph (a), (b), or (c) as the case may be. These hours will be credited to the Employee for the computation period or periods to which the payment, award or agreement pertains rather than the computation period in which the award, agreement, or payment is made. Notwithstanding the foregoing the maximum number of credited hours of service for reasons other than the performance of duties shall not exceed five hundred one (501) hours during any single continuous period. The hours to be credited shall be based on the number of hours the Employee would have otherwise been credited during the period for which payment is calculated. In determining the hours of service to be credited to an Employee, the provisions of Section 2530.200b-2 of the regulations issued by the Department of Labor (which are incorporated herein by reference) shall govern. Hours of service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) of the Internal Revenue Code.

         If a Company is a member of an affiliated service group as defined in
Section 414(m) of the Internal Revenue Code, or a controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code, service will be credited in accordance with the rules set forth above for any employment, for any period of time, for any member of such group. Service will also be credited for any individual required to be considered an Employee for purposes of this Plan under Section 414(n) of the Internal Revenue Code, or any Company aggregated under subsection (b) or (m) of Section 414 of the Internal Revenue Code.

         Notwithstanding anything to the contrary, an hour of service shall include each hour for which an Employee is compensated by the Company, under the terms of the Bargaining Agreement or otherwise for services rendered by him to the Company. An hour of service shall also mean and include each hour for which an Employee is compensated by the Company, under the terms of the Bargaining Agreement or otherwise, on account of a period of time during which no services are rendered by him to the Company (regardless of whether the Employee shall have ceased to be an Employee) but for which compensation is required under the terms of the Bargaining Agreement or otherwise, such as, where applicable vacations, holidays, etc.

         2.30 "Leave of Absence" shall mean any leave of absence granted by the Company without pay in accordance with reasonable standards and policies uniformly observed and consistently applied, and shall include by way of illustration and not limitation, leaves of absence granted because of illness of the Employee or his family members, vacations, and pursuit of educational or vocational study.

         2.31 "Matched Voluntary Contributions" shall mean the first six (6%) percent of Compensation (in increments of one (1%) percent) contributed to the Plan pursuant to Section 5.1 as a Voluntary Contribution on each regular payroll date.

         2.32 "Maximum Actual Contribution Percentage" shall mean the Actual Contribution Percentage determined by the Company with respect to such Plan pursuant to the provisions of Section 4.8 which may not be exceeded by any Participant who is deemed to be a Highly Compensated Employee with respect to such Plan Year.

         2.33 "Maximum Tax Deferral Percentage" shall mean the Tax Deferral Percentage determined by the Company with respect to such Plan pursuant to the provisions of Section 4.8 which may not be exceeded by any Person who is a Highly Compensated Employee with respect to such Plan Year.

         2.34 "Nonmatched Voluntary Contributions" shall mean for any Participant already contributing six (6%) percent of his Compensation as an Employee Salary Deferral or as a Matched Voluntary Contribution pursuant to
Section 5.1 of this Plan, on each regular payroll date and contributes an additional amount to the Plan up to ten (10%) percent of his compensation as a Voluntary Contribution.

         2.35    "Normal Retirement Date" shall mean a Participant's
sixty-fifth (65th) birthday.      Other retirement dates shall be events of
retirement as set forth in the Bargaining Agreement.





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         2.36    "Participant" shall mean any Employee or former Employee who is a member of the Union and who has qualified for participation in the Plan in accordance with the provisions hereinafter set forth.

         2.37    "Party In Interest" shall mean:

                 (a)      Any Fiduciary.
                 (b)      Any Person providing services to the Plan.

                 (c)      The Company.

                 (d) Any employee organization whose members are Participants.

                 (e) Any direct or indirect owner of fifty (50~) percent or more of (i) the combined voting power of all classes of stock entitled to vote or of the total value of shares of all classes of stock of the Company;
(ii) the capital or profits interest of any partnership; or (iii) the beneficial interest of any trust or unincorporated entity which is held directly or indirectly by Persons described in subsections (c) and (d).

                 (f) Any Relative of any individual described in subsections (a), (b) or (e) above.

                 (g) Any corporation, partnership, trust or estate of which (or in which) fifty (50%) percent or more of: (i) the combined voting power of all classes of stock entitled to vote or the total value of all classes of stock of such corporation; (ii) the capital interest or profits interest of such partnership; or (iii) the beneficial interest of such trust or estate is owned directly or indirectly or held by Persons described in subsections (c), (d) or (e) above.

                 (h) Any Employee, officer, director (or an individual having powers or responsibilities similar to those of officers or directors), or a ten (10%) percent or more shareholder, directly or indirectly, of a Person described in subsections (c), (d), (e) or (g) above.

                 (i) Any ten (10%) percent or more partner or joint venturer (directly or indirectly in capital or profits) of a Person described in subsections (b), (c), (d), (e) or (g).

         2.38 "Payroll Authorization" shall mean a Participant's written authorization to withhold from his wages, specified percentages which shall be as either a Salary Deferral Contribution or Matched Voluntary Contribution or Nonmatched Voluntary Contribution contributed to this Plan on his behalf.

         2.39 "Person" shall mean any individual, partnership, joint venture, corporation, mutual company, joint stock company, trust, estate, unincorporated organization, association or employee organization.

         2.40 "Plan" shall mean the Savings and Thrift Plan created by this agreement and any and all amendments thereto.

         2.41    "Plan Administrator" shall mean THE DURIRON COMPANY, INC.

         2.42 "Plan Year" shall mean a calendar twelve (12) month period. For purposes of the limitation year and Compensation, the computation period shall coincide with the plan year.

         2.43 "Qualifying Employer Security" shall mean an Employer Security which is stock or a marketable obligation (as defined in Section 407(e) of ERISA.

         2.44 "Relative" shall mean a spouse, ancestor, lineal descendant or spouse of a lineal descendant.





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         2.45    "Rollover Account" shall mean any 401(k) funds rolled over or transferred to this Plan from a prior employer's 401(k) plan pursuant to
Article XV.

         2.46 "Salary Deferral Contribution" shall mean contributions made to the Plan during the Plan Year by the Company, at the election of the Participant, in lieu of cash compensation and shall include contributions that are made pursuant to a salary reduction agreement or other deferral mechanism. Such contributions must be nonforfeitable when made and distributed only as specified in Section 8.1(f) of the Plan.

         With respect to any calendar year, a Participant's salary deferral contributions shall be the sum of all Company contributions made on behalf of such Participant pursuant to any qualified plan as described in Section 401(k) of the Internal Revenue Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h) (1) (B) of the Internal Revenue Code, any eligible deferred compensation plan under Section 457 of the Internal Revenue Code, and any plan as described under Section 501(a) (18) of the Internal Revenue Code, and any Company contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Internal Revenue Code pursuant to a salary reduction agreement.

         2.47 "Tax Deferral Percentage" shall mean the percentage derived by dividing the Participant's Salary Deferral Contribution for a given Plan Year, plus, if applicable, any additional Company contributions pursuant to Section
4.8 and any other Company contributions that would fall within the confines of
Section 401(k) (3) (D) of the Internal Revenue Code and satisfy the discriminatory requirements as set forth in Regulation Section 1.401(k) -1(b)
(3), the provisions of which are specifically incorporated herein by reference, by his Compensation for that Plan Year.

         2.48 "Taxable Year" shall mean the annual accounting period upon which income is reported by the Company for Federal income tax purposes.

         2.49 "Termination Date" shall mean either (a) the date an Employee quits, retires, is discharged, or dies, or (b) the first anniversary of the date an Employee is absent from service for any approved leave of absence or
(c) the date an Employee's lay-off recall rights expire.

         Notwithstanding anything to the contrary, the termination date of any Employee who is absent from work by reason of (1) the pregnancy of the Employee; (2) the birth of a child of the Employee; (3) the placement of a child in connection with the adoption of the child by the Employee; or (4) the caring for the child during the period immediately following the birth or placement for adoption, shall not occur until the second anniversary of the date such Employee is absent for said purpose.

         2.50 "Trust" shall mean the Savings and Thrift Trust created by this Agreement, and any and all amendments thereto or some other trust agreement entered into with Trustee. I L. the Company enters into a separate trust agreement with the Trustee, the provisions of the separate trust agreement shall take precedence over the trust provisions within this document.

         2.51 "Trustee" and/or "Trustees" shall mean the financial institution or individual(s) appointed by the Committee.

         2.52 "Union" shall mean THE UNITED STEELWORKERS OF AMERICA, AFL-CIO-CLC, DISTRICT 30, LOCAL NUMBER 3320.

         2.53 "Valuation Date" shall mean the last day of each calendar quarter during the Plan Year.

         2.54 "Voluntary Contribution" shall mean Matched Voluntary Contributions and/or Nonmatched Voluntary Contributions which are after-tax contributions made by a Participant in the Plan that are included in the Participant's gross income in the year made and subject to testing under
Section 401(m) of the Internal Revenue Code.

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                                                                  CONFORMED COPY





         2.55 "Withholding Change Date" shall mean an the first day of January, April, July, and October of each year and any other date so designated by the Committee.

         2.56 "Year of Service" shall mean, for each Employee, a full three hundred and sixty-five (365) (or three hundred sixty-six (366), if applicable) day period measured from the date, or anniversaries thereof, he is first credited with an Hour of Service either upon initial employment or reemployment following a Break in Service.

                                  ARTICLE III
                                    PURPOSE

         The purpose of the Plan and Trust is to provide retirement savings benefits for Employees of the Company who are members of the Union and who are subject to the Bargaining Agreement. It is intended that the Plan and Trust will be for the exclusive benefit of Participants, their Beneficiaries and families, and except as otherwise provided herein, that in no event shall any part of the principal or income of the Trust Fund be paid to or revert to the Company. It is further intended that the Plan and Trust will constitute a qualified profit sharing 401(k) Plan and Trust within the meaning of Sections 401(a), 401(k), 401(m), and 501(a) of the Internal Revenue Code, as amended, and such intention shall be given great weight and consideration in the interpretation and construction of any provisions hereof.

                                   ARTICLE IV
                                 PARTICIPATION

         4.1 Any Employee who is a member of the Union shall be eligible for participation in the Plan on the Entry Date coincident with or next following the later of (a) the date he completes an Eligibility Period; or (b) the date he attains age eighteen (18).

         4.2 (a) Any Participant who terminates employment with the Company shall cease to participate hereunder, as of his Termination Date.

                          (i)     A former Participant will become a
Participant immediately upon his reemployment, if such former Participant has a nonforfeitable right to all or a portion of his Employer Contribution Account as of his Termination Date.

                          (ii)    A former Participant who has satisfied the
requirements of Section 4.1 who did not have a nonforfeitable right to any portion of his Employer Contribution Account as of his Termination Date will be considered a new Employee, for eligibility purposes, if his Break in Service equals or exceeds the greater of five (5) consecutive twelve (12) month periods or the Participant's period of service prior to such Break in Service. If such former Participant's period of service before his Termination Date may not be disregarded pursuant to the preceding sentence, such former Participant shall participate in the Plan upon the first Entry Date after his reemployment.

                          (iii) Any former Employee who was never a Participant
and is reemployed as an Employee will be eligible to participate subject to the provisions of Section 4.1.

                 (b) Any Participant who transfers to a classification of Employee ineligible to participate in this Plan shall cease to participate hereunder. However, his service in such an ineligible status shall be included in determining his period of service as if such service were performed in an eligible status, and he shall not be considered to have retired or terminated employment for purposes of the Plan so long as he remains an Employee of any Company. He may resume participation in the Plan immediately upon resuming eligible employment status.

         Any Employee who transfers from ineligible to a classification of Employee eligible to participate in this Plan shall commence participation in the Plan in accordance with the provisions of Section 4.1. If such Employee has already satisfied the

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                                                                  CONFORMED COPY



requirements of Section 4.1 except for his ineligible classification, he shall commence participation immediately.

         4.3 The Company shall advise the Committee which Employees are initially eligible to participate in the Plan and which Employees are eligible on each Entry Date. In the event that any question arises as to the eligibility of any Employee, the decision of the Committee as to such Employee's eligibility shall be binding upon the Company, the Employees, the Participants, their beneficiaries, and any and all other persons having any interest hereunder.

         4.4 Subject to such conditions as the Company shall determine, an Eligible Employee shall elect to become a Participant and shall file with the Company his authorization for the Company to withhold, and to pay to the Trustees, as the Company's Contribution to the Plan with respect to that Plan Year pursuant to the Participant's authorization to defer his salary, the amount of such Participant's Salary Deferral Contribution or Matched Voluntary Contribution and/or Nonmatched Voluntary Contribution for the period during which such Payroll Authorization shall be in effect. The permitted amount of a Participant's Salary Deferral Contribution or Matched Voluntary Contribution and/or Nonmatched Voluntary Contribution shall be based on an elected percentage of a Participant's Compensation as permitted under the provisions of
Article V.

         4.5 During each Plan Year for which a Payroll Authorization is in effect, the Company shall withhold from the Compensation of each such Participant the percentage of Compensation specified in such Participant's Payroll Authorization.

         4.6 As of any Withholding Change Date, any Participant shall have the right to change the amount of his Salary Deferral Contribution or Matched Voluntary contribution and/or Nonmatched Voluntary Contribution and the investment of his future contributions to the Plan by notifying the Committee or the Plan Administrator. Such notification shall be accomplished by completing a new Payroll Authorization which shall be binding upon the Company, the Employees, the Participants, their beneficiaries, and any and all other persons having any interest hereunder. As of the first day of January of each year, a Participant may authorize the change of the investment of his existing Employee Salary Deferral Account, Employee Matched Voluntary Contribution Account and Employee Nonmatched Voluntary Contribution Account in the Plan.

         4.7 (a) Any Participant shall have the right to suspend Salary Deferral contributions or Matched Voluntary contributions and/or Nonmatched Voluntary Contributions. Such suspension must be transmitted in writing to the Committee or the Plan Administrator who shall act upon the suspension request as soon as administratively possible.

                 (b) Any Participant who has suspended Salary Deferral contributions or Matched Voluntary Contributions and/or Nonmatched Voluntary Contributions to the Plan may elect to commence Salary Deferral Contributions or Matched Voluntary Contributions and/or Nonmatched Voluntary Contributions to the Plan as of any Withholding Change Date after the date he suspended Salary Deferral Contributions or Matched Voluntary Contributions and/or Nonmatched Voluntary Contributions to the Plan, by notifying the Committee or the Plan Administrator in writing at least thirty (30) days prior to the Withholding Change Date for which the election will be effective.

         4.8 (a) The Company may amend, suspend or revoke its Payroll Authorization agreement with any Participant at any time if the Company determines that such amendment, suspension or revocation is necessary to insure that the Annual Additions to a Participant's account will not exceed the limitations of Section 6.4 or to insure that for each Plan Year the Maximum Tax Deferral Percentage and/or the Maximum Actual Contributed Percentage for the Highly Compensated Employees, as referred to in Section 5.1 shall be satisfied with respect to such Plan Year.

                 (b) If, at the end of any Plan Year, after taking into account the contributions of all Participants made with respect to such Plan Year, neither of the tests referred to in Section 5.1 herein shall have been satisfied with respect to such Plan Year, then, the Company shall within thirty
(30) days after the end of the Plan Year establish a Maximum Tax Deferral Percentage and a Maximum Actual Contribution Percentage for the Highly Compensated Employees. As of the Anniversary Date, the Company shall, using the leveling method described in Regulation Section l.401(k)-l(f)(2), charge pro rata against the account Balance of each Highly Compensated Employee whose Tax Deferral Percentage or Actual Contribution Percentage shall exceed the Maximum Tax Deferral Percentage or the Maximum Actual Contribution Percentage, respectively, with respect to such Plan

                                                                  CONFORMED COPY



Year, an amount which is necessary so that the Maximum Tax Deferral Percentage and the Maximum Actual Contribution Percentage, as established by Sections 401(k) and 401(m) of the Internal Revenue Code, respectively, shall not be exceeded by such Participant. The determination and correction of the Maximum Tax Deferral Percentage and/or the Maximum Actual Contribution Percent of a Highly Compensated Participant whose Actual Deferral Percentage and/or Actual Contribution Percentage is determined under the family aggregation rules shall be accomplished as follows:

                          (i)     If the Actual Deferral Percentage and/or the
Actual Contribution Percentage for the Highly Compensated Employee is determined in accordance with Section 5.1(c) (ii) (A) (2) and/or Section 5.1(d)
(ii) (A) (2), then the Actual Deferral Percentage and/or Actual Contribution Percentage shall be reduced as required herein and the excess Salary Deferral Contributions, Matched Voluntary Contributions, Nonmatched Voluntary Contributions, or Matching Company Contributions for the family unit shall be allocated among the family members in proportion to the Salary Deferral Contributions, Matched Voluntary Contributions, Nonmatched Voluntary Contributions, or Matching Company Contributions of each family member that were combined to determine the groups Actual Deferral Percentage and/or Actual Contribution Percentage.

                          (ii)    If the Actual Deferral Percentage and/or the
Actual Contribution Percentage for the Highly Compensated Employee is determined under Section 5.1(c) (ii) (A) (1) and/or Section 5.1(d) (ii) (A)
(1), then the Actual Deferral Percentage and/or the Actual Contribution Percentage shall first be reduced as required herein, but not below the Actual Deferral Percentage and/or the Actual Contribution Percentage of the group of family members who are not Highly Compensated Employees without regard to family aggregation. The excess Salary Deferral Contributions, or excess Matched Voluntary Contributions, and/or the excess Non-matched Voluntary Contributions, and/or the excess Matching Company Contributions resulting from this initial reduction shall be allocated (in proportion to Salary Deferral Contributions, or Matched Voluntary Contributions, and/or Nonmatched Voluntary Contributions, and/or Matching Company Contributions) among the Highly Compensated Employees whose Salary Deferral Contributions, or Matched Voluntary Contributions, and/or Nonmatched Voluntary Contributions, and/or Matching Company Contributions were combined to determined the Actual Deferral Percentage and/or the Actual Contribution Percentage. If further reduction is still required, then Salary Deferral Contributions, or Matched Voluntary Contributions, and/or Nonmatched Voluntary Contributions, and/or Matching Company Contributions resulting from this further reduction shall be determined by taking into account the contributions of all family members and shall be allocated among them in proportion to their respective Salary Deferral Contributions, or Matched Voluntary Contributions, and/or Nonmatched Voluntary Contributions, and/or Matching Company Contributions. Effective retroactively to the dates as of which such contributions were made, any amounts so charged will be returned to such Participant within two and one-half (2 1/2) months of the end of the Plan Year. The amount of excess Salary Deferral Contributions, or Matched Voluntary Contributions, and/or Nonmatched Voluntary Contributions to be distributed to any Highly Compensated Employee pursuant to this Section shall be reduced by the excess Salary Deferral Contributions, or Matched Voluntary Contributions, and/or Nonmatched Voluntary Contributions previously distributed for the Taxable Year ending in the same Plan Year pursuant to
Section 5.1 of the Plan, and the excess Salary Deferral Contributions, or Matched Voluntary Contributions, and/or Nonmatched Voluntary Contributions to be distributed for a Taxable Year pursuant to Section 5.1 will be reduced by the excess contributions previously distributed pursuant to this Section 4.8 for the Plan Year beginning in such Taxable Year. The income allocated to the excess Salary Deferral Contributions, or excess Matched Voluntary Contributions, and/or excess Nonmatched Voluntary Contributions, and/or excess Matching Company Contribution to be returned to the Highly Compensated Employee Participant shall be calculated in accordance with one of the methods outlined in IRS Notice 88-33, I.R.B. 1988-13, or the Proposed Regulation Sections 1.401(k) (f) (4) (ii) and/or 1.401(m)-l(e)(3)(i), respectively. The income allocated to the excess Salary Deferral Contributions, or excess Matched Voluntary Contributions, and/or excess Nonmatched Voluntary Contributions, and/or the excess Matching Company Contributions to be returned to the Highly Compensated Employee Participants, for the period between the end of the plan Year and the date of the corrective distribution, shall be calculated using the fractional method or the safe harbor method as described in Regulation Section 1.401(m)-1(e) (3) (ii) (B)&(C) which is incorporated herein by reference.

         Notwithstanding anything to the contrary, forfeitures pursuant to
Section 7.1 of the Plan may not be used to meet the tests prescribed in subsections (c) and (d) of Section 5.1 of the Plan.

         For purposes of this Section 4.8, Matching Company Contributions shall also include Additional Company Matching

                                                                  CONFORMED COPY



Contributions as defined in Section 5.2.

         4.9 If any Participant shall cease to be an eligible Participant in the Plan, but continues to be employed by the Company, he shall be deemed to have suspended his Payroll Authorization as then in effect for the period during which he shall be employed as an ineligible Participant. If an ineligible Participant again becomes a Participant he shall become a Participant as of the Entry Date next following his submission of a Payroll Authorization to the Committee or the Plan Administrator.

         4.10 The Committee shall have the right to require any Employee, at the time of his becoming a Participant, to agree in writing to be bound by the terms, covenants and conditions of the Plan and Trust.

         4.11 The Committee, in their sole and nonreviewable discretion, may permit Employees to waive participation under this Plan. An Eligible Employee who does not wish to become a Participant must execute a written waiver stating that he has been advised by the Committee that a contribution allocation is made available to him, and so knowing, waives his right to such contribution. However, such waiver shall not preclude the Employee's participation on the Entry Date following receipt by the Committee of the Employee's written rescission of such waiver. The Committee shall maintain an executed copy of such waiver and rescission, if any.

                                   ARTICLE V
                                 CONTRIBUTIONS

         5.1 (a) Pursuant to the provisions of Article IV, Employee Salary Deferral Contributions or Employee Matched Voluntary Contributions and/or Employee Nonmatched Voluntary Contributions shall not be required of Participants as a condition of their participation in the Plan. For purposes of this Plan, all Salary Deferral Contributions shall be deemed to be derived from the Company's revenues and are therefore considered Company contributions.

[THIRD AMENDMENT REVISED SECTION 5.1(b) IN ITS ENTIRETY TO READ AS FOLLOWS, EFFECTIVE 1/1/94]

                 (b) (i) For each pay period, the Company shall make a Salary Deferral Contribution to the Trustee on behalf of each Participant who is employed by it during that pay period and who has elected to defer a portion of his Compensation pursuant to an effective Payroll Authorization. The Salary Deferral Contribution made on behalf of a Participant shall be in the amount (expressed as a whole percentage) by which the Participant's Compensation otherwise payable to that Participant by the Company for that pay period has been reduced pursuant to the terms of his Payroll Authorization.

                          (ii)  In no event shall a Participant elect to defer
under paragraph (i), above, a percentage of his Compensation otherwise payable to him for that Plan Year by a percentage which exceeds:

                                  A.       10%, reduced by

                                  B.       the percentage of Compensation, if
any, that is contributed on the Participant's behalf pursuant to paragraph
(iii), below, which exceeds 6%.

                          (iii)  For each pay period, the Company shall make a
Matched Voluntary Contribution and, if applicable, a Nonmatched Voluntary Contribution to the Trustee on behalf of each Participant who is employed by it during that pay period and who has elected to make such contribution pursuant to an effective Payroll Authorization in an amount (expressed as a whole percentage) that does not exceed:

                                  A.       16%, reduced by

                                  B.       the percentage of Compensation, if
any, that is contributed on the Participant's behalf pursuant to paragraph (i), above.

                                                                  CONFORMED COPY




                          (iv)  Notwithstanding anything to the contrary, a
Participant's Salary Deferral Contribution for each calendar year shall not exceed $7,000, as annually adjusted by the Secretary of Treasury.

                 (c) Notwithstanding Section 6.3, with respect to the Actual Deferral Percentage for each Plan Year, either;

                          (i)     the Actual Deferral Percentage for the Highly
Compensated Employee is not more than one and one-quarter (1 1/4) times the Actual Deferral Percentage for all other Eligible Employees; or

                          (ii)    the Actual Deferral percentage for the Highly
Compensated Employees cannot exceed the Actual Deferral Percentage for all other Eligible Employees by more than two percentage points, and the Actual Deferral Percentage for the Highly Compensated Employees is not more than two
(2) times the Actual Deferral Percentage of all other Eligible Employees. For the purpose of determining the Actual Deferral Percentage of a Highly Compensated Employee who is subject to the family member aggregation rules of
Section 414 (q) (6) of the Internal Revenue Code because such Participant is either a "five percent owner" of the Company or one of the ten (10) Highly Compensated Employees paid the greatest compensation during the year, the following shall apply:

                                  (A)      The combined Actual Deferral
Percentage for the family group (which shall be treated as one Highly Compensated Employee shall be the greater of: (I) the ratio determined by aggregating Salary Deferral Contributions and Compensation of all eligible family members who are Highly Compensated Employees without regard to family aggregation; and (2) the ratio determined by aggregating Salary Deferral Contributions and Compensation of eligible family members (including Highly Compensated Employees). However, in applying the Two Hundred Thousand ($200,000) Dollar limit to Compensation, family members shall include only the affected Employee's spouse and any lineal descendants who have not attained age nineteen (l9) before the close of the Plan Year.

                                  (B)      The Salary Deferral Contributions
and Compensation of all family members shall be disregarded for purposes of determining the Actual Deferral Percentage of the non-Highly Compensated Employee group except to the extent taken into account in subparagraph (A) above.

                                  (C)      If a Participant is required to be
aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with subparagraphs
(A) and (B) above.

                 (d) Notwithstanding Section 6.3, with respect to the Actual Contribution Percentage for that Plan Year, either:

                          (i)     the Actual Contribution Percentage for the
Highly Compensated Employees is not more than one and one-quarter (I 1/4) times the Actual Contribution Percentage for all other Eligible Employees; or

                          (ii)    the Actual Contribution Percentage for the
Highly Compensated Employees cannot exceed the Actual contribution Percentage for all other Eligible Employees by more than two percentage points, and the Actual Contribution Percentage for the Highly compensated Employees is not more than two (2) times the Actual contribution Percentage of all other Eligible Employees. notwithstanding anything to the contrary, unless the Secretary of the Treasury prescribes an alternative, if subsection (c)(ii) is used to meet the Actual Deferral Percentage test, then the Maximum Actual Contribution Percentage must be met using subsection (d) (i). notwithstanding anything to the contrary, the multiple use limitations as set forth in Proposed Regulation
Section 1.401(m)-2 shall not be violated and, if necessary, shall be corrected as set in Proposed Regulation Section 1.401(m) -2 (c) which is incorporated herein by reference. For the purpose of determining the Actual Contribution Percentage of a Highly Compensated Employee who' is subject to the family member aggregation rules of Section 414(q) (6) of the Internal Revenue Code because such Employee is either a "five percent owner" of the Company or one

                                                                  CONFORMED COPY



of the ten (10) Highly compensated Employees paid the greatest Compensation during the year, the following shall apply:

                                  (A)      The combined Actual Contribution
Percentage for the family group (which shall be treated as one Highly Compensated Employee) shall be the greater of: (1) the ratio determined by aggregating Employee Matched Voluntary Contributions made pursuant to Section 5.1(b) (ii), Employee Nonmatched Voluntary Contributions made pursuant to
Section 5.1(b) (iii), Matching Company Contributions and Additional Company Matching Contributions made pursuant to Section 5.2 and Compensation of all eligible family members who are Highly compensated Employees without regard to family aggregation; and (2) the ratio determined by aggregating Employee Matched Voluntary Contribution made pursuant to Section 5.1(b) (ii), Employee Nonmatched Voluntary Contributions made pursuant to Section 5.1(b) (iii), Matching company Contributions and Additional Company Matching Contributions made pursuant to Section 5.2 and Compensation of all eligible family members including Highly compensated Employees). However, in applying the Two Hundred Thousand ($200,000) Dollar limit to compensation for Plan Years beginning after December 31, 1988, family members shall include only the affected Employee's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the Plan Year.

                                  (B)      The Employee Matched Voluntary
Contributions made pursuant to Section 5.1(b) (ii), Employee Nonmatched Voluntary Contributions made pursuant to Section 5.1(b) (iii), the Matching Company Contributions and Additional Company Matching Contributions made pursuant to Section 5.2, and Compensation of all family members shall be disregarded for purposes of determining the Actual Contribution Percentage of the non-Highly compensated Employee group except to the extent taken into account in subparagraph (A) above.

                                  (C)      If a Participant is required to be
aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs
(A) and (B) above.

                 (e) The amount of all Salary Deferral contributions and Voluntary Contributions to the Plan will be paid in cash directly to the Trustee not later than the last business day of the calendar month next succeeding the payroll date those Salary Deferral contributions and/or Voluntary Contributions were withheld. The Committee shall forward to the Trustee written instructions directing the investments of the amounts so transferred to the Trustee.

                 (f) For purposes of this Section 5.1, in the event this Plan shall satisfy the requirements of Sections 401(a) (4) or 410(b) of the Internal Revenue code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Internal Revenue Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentages and Actual contribution Percentages of Participants as if all such plans were a single plan.

                 (g) For purposes of this Section 5.1 and in determining the Actual Deferral Percentage and Actual contribution Percentage of a Highly Compensated Employee Participant who is either a five (5%) percent owner of the Company or one of the ten (10) highest paid Employees of the Company, such computation shall include the Compensation and all company contributions on behalf of family members as defined in Section 414(q)(6)(B) of the Internal Revenue code.

         5.2 Subject to the provisions of Article XIII and the Bargaining Agreement, the company shall contribute to the Trust for each Plan Year, beginning with the first Plan Year ending on or after the Effective Date a contribution equal to twenty-five (25%) percent of the first six (6%) percent of the amount which the Participants have contributed to either their Employee Salary Deferral Accounts or to their Employee Matched Voluntary contribution Accounts (hereinafter referred to as "Matching company Contributions"). If the company and any other corporation with which it is consolidated for financial reporting purposes incurs a net loss after extraordinary items (as certified by the company's certified public accountants) for two (2) or more consecutive Plan Years, no Matching company contribution will be made for the second and immediately succeeding Plan Years in which such a loss is incurred. If the consolidated group has net income for any Plan Year for which the Company fails to make a Matching company contribution in anticipation of a net loss, the Company will make, after the Company's certified public accountants have certified the consolidated group's net income for that Plan Year, a Matching company contribution. In addition,

                                                                  CONFORMED COPY



in any Plan Year during which the return on consolidated shareholders' equity (as reported in the company's annual shareholders report) is at least nine (9%) percent, the Company will contribute an additional matching contribution to the Plan (hereinafter referred to as "Additional company Matching Contribution"). This Additional company Matching contribution shall be based upon the following schedule:

                                         The Company Will Make an Additional
                                         Company Matching Contribution Equal
                                         to the Following Percentage of Employee
                                         Salary Deferral Contributions or
                                         Employee Matched Voluntary
                                         Contributions Made During the Plan by
                                         Participants

 If the Return on Shareholders'
 Equity Equals or Exceeds

  9% but less than 10%                        5%
 10% but less than 12%                        15%
 12% but less than 16%                        25%
 16% or greater                               35%

         5.3 The amount of the Company's contribution to the Plan attributable to Matching Company Contributions and Additional Company Matching Contributions to the Plan for each Plan Year shall be in the form of cash or Company stock. The Matching Company Contributions shall be paid to the Trustee either in a single payment or in installments, not later than the last day of the month following the calendar quarter in which the Employee Salary Deferral Contributions or the Matched Voluntary Contributions were made. The Additional Company Matching Contributions for a Plan Year shall be paid to the Trustee as soon as possible after the Plan Year to which it reflects but in no event later than the period provided under the Internal Revenue code and other applicable laws for the payment of a deductible contribution for the Taxable Year in which such Plan Year ends. Payment by the Company of the contributions required by this Article shall completely discharge the Company's financial obligations under the terms of this Plan and the Bargaining Agreement to which it is subject.

         5.4 The Trustee shall not be under any duty to inquire into the correctness of the amounts contributed and paid over to them pursuant to this Article, nor shall the Trustees be under any duty to enforce payment of any contribution to be made hereunder by the Company.

         5.5 Notwithstanding anything to the contrary, the Committee shall be charged with the duty of ascertaining the correctness of amounts contributed and paid over to the Trustee pursuant to this Article. should the Committee ascertain that amounts so contributed are incorrect and if upon notification of such error, the Company does not agree or fails to rectify the error the issue shall be submitted for arbitration.

                                   ARTICLE VI
                            ACCOUNTS AND ALLOCATIONS

         6.1 The Trustee shall maintain, or cause to be maintained, such accounts as may be necessary or desirable to achieve the purposes of the Plan.

         6.2 The Trustees shall maintain, or cause to be maintained, a separate Employee Salary Deferral Account, Employee Matched Voluntary Contribution Account, Employee Nonmatched Voluntary Contribution Account, an Employer contribution Account and Rollover Account for each Participant.

         6.3 (a) The Matching company contributions to the Plan for any Plan Year shall be deemed to have been made as of the last day of each quarter of the Plan Year, and shall be allocated to the Trust Fund and apportioned among and credited to the accounts of those Participants who have made contributions to their Employee Salary Deferral Account or Employee Matched

                                                                  CONFORMED COPY



Voluntary contribution Account during such quarter during the Plan Year. The apportionment shall be in the ratio that the first six (6%) percent Salary Deferral Contributions or Matched Voluntary contributions of each such Participant for the quarter bears to the first six (6%) percent of the Salary Deferral Contributions or Matched Voluntary Contributions for all such Participants for such quarter. Notwithstanding anything to the contrary, in allocating the Matching company Contributions, only the first six (6%) percent of a Participant's Compensation contributed to the Plan as either Salary Deferral Contributions or Matched Voluntary contribution shall be taken into account.

                 (b) The apportionment of the Additional Company Matching Contributions shall be deemed to have been made as of the last day of the Plan Year, and shall be allocated to the Trust Fund and apportioned among and credited to the accounts of those Participants who are eligible for Matching Company contributions and who are employed with the Company on said date; PROVIDED, HOWEVER, if a Participant terminated employment during the Plan Year after having attained his retirement date as set forth in the Bargaining Agreement, or due to his Disability or death, he shall, if applicable, share in the Additional Company Matching contribution for such Plan Year. Such apportionment shall be in the ratio that the first six (6%) percent Salary Deferral contributions or Matched Voluntary Contributions of each such Participant for the Plan Year bears to the first six (6%) percent of the Salary Deferral Contributions or Matched Voluntary Contributions for all such Participants for such Plan Year. Notwithstanding anything to the contrary, in allocating the Additional company Matching Contributions, only the first six (6%) percent of a Participant's compensation contributed to the Plan as either Salary Deferral Contributions or Matched Voluntary Contribution shall be taken into account.

         6.4 (a) With respect to any Participant for any Plan Year, the sum of:

                          (i)     The contribution made by the Company on
behalf of such Participant (which amounts shall include any Salary Deferral contributions and/or Voluntary Contributions) for such Plan Year; plus

                          (ii)    If applicable, the Participant's pro rata
share of forfeitures apportioned to the Participant's account for such Plan Year, allocated to the Participant under this or any other defined contribution plan of the Company which is qualified under Section 401(a) of the Internal Revenue Code, shall not exceed the lesser of: (A) Thirty Thousand ($30,000) Dollars, or if greater, one-quarter (1/4) of the defined benefit dollar limitation as set forth in Section 415(b) (I) of the Internal Revenue code as in effect for the limitation year; or (B) twenty-five (25%) percent of the Participant's Compensation for such Plan Year (such limitation being hereinafter referred to as the "Maximum contribution Limit").

         For purposes of this Section, compensation shall exclude any Salary Deferral Contributions.

                 (b) If the Maximum Contribution Limit is exceeded, then a portion of the Participant's share of forfeitures for such Plan Year shall be reduced by the amount of such excess. If the Maximum Contribution Limit is still exceeded after a reduction of the Participant's share of forfeitures, then the Company's contributions which would have been allocated to the Participant under Section 6.3 shall be reduced. The reduction shall be equal to the pro rata portion of the contribution allocable to the Participant under this Plan divided by the total contribution allocable to the Participant under all defined contribution plans of the Company. The excess amounts shall be allocated and reallocated to other Participants in the Plan pursuant to Regulation Section 1.415-6(b)(6)(i).

         If an excess still exists, the excess will be held unallocated in a suspense account. This suspense account will be applied to reduce future Company contributions for all remaining Participants in the next Plan Year, and each succeeding year if necessary. The suspense account shall not be credited with any investment gains and losses of the Trust Fund. Upon termination of the Plan, unallocated amounts in the suspense account shall, notwithstanding any other provisions of the Plan, revert to the Company.

                 (c) Any Matching company Contribution or Additional Company Matching Contribution which cannot be fully allocated to a Participant's Employer contribution Account without violating the limitations on Annual Additions as set forth in Section 6.4(a), shall be paid to the Participant on whose behalf the contribution was made under Article V, as part of his regular





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Compensation.

                 (d) For any Participant who is or has been a Participant in a defined benefit plan maintained by the company whether or not terminated, or a Participant in a welfare benefit fund (as defined in Section 419(e) of the Internal Revenue Code) or an individual medical account (as defined in Section 415(l) (2) of the Internal Revenue Code) maintained by the Company, the rate of accruals under the defined benefit plan shall first be reduced, for any Plan Year, to the extent necessary to prevent the sum of the following fractions, computed as of the close of the Plan Year, from exceeding one (1.0):

         Defined Benefit Plan Fraction

         Numerator:       The sum of the Participant's projected annual
benefits under all of the qualified defined benefit plans maintained by the Company, whether or not terminated.

         Denominator:     The lesser of (a) one hundred and forty (140%)
percent of the average of the highest three (3) Plan Years of annual compensation (as defined in Regulation Section 1. 415--2(d) (8)), or (b) one hundred twenty-five (125%) percent of the dollar limitation in effect for the Plan Year under Section 415(b) (1) (A) of the Internal Revenue Code.

         Defined Contribution Plan Fraction

         Numerator:        The sum of the aggregate amount of Annual Additions
to the Participant's account for all Plan Years under all of the qualified defined contribution plans maintained by the company, whether or not terminated.

         Denominator:     The lesser of (a) thirty-five (35%) percent of the
Participant's annual compensation (as defined in Regulation Section 1.415-2 (d)
(8)) limitation for the Plan Year multiplied by all years of employment with the Company; or (b) one hundred and twenty-five (125%) percent of the dollar limitation for the Plan Year under Section 415(c) (1) (a) of the Internal Revenue Code multiplied by all years of employment with the Company. Notwithstanding anything to the contrary, the company may, in calculating the defined contribution and defined benefit plan fractions, elect to apply the transitional rules.

                 (e) The amount of any such reduction shall be placed in a suspense account as set forth in subsection (b).

         6.5 The assets of the Trust Fund shall be valued by the Trustees at their fair market value as of the close of business on each Valuation Date. The Trustees' determination of the value of the assets shall be final and conclusive for all purposes of the Plan.

         6.6 The amount which shall be credited to the account of each Participant on each Valuation Date shall be:

                 (a)      The Account Balance on the preceding Valuation Date;
plus

                 (b) Such Participant's Salary Deferral Contributions or Matched Voluntary Contributions and/or Nonmatched Voluntary Contributions and allocated portion of any Matching Company Contributions and Additional Company Matching Contributions made with respect to the current Valuation Date; minus

                 (c) The amount of any distributions made to the Participant, or his Beneficiary, since the preceding Valuation Date; plus

                 (d) (i) With respect to a Participant's Employer Contribution Account, such Participant's pro rata share of the increase or decrease since the last Valuation Date in the fair market value of the portion of THE DURIRON STOCK FUND. Such increase or decrease in value shall be allocated to each such Participant on the current Valuation Date in the ratio of such Participant's Employer Contribution Account on the last Valuation Date to the total of the pertinent Employer contribution





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Account's on the last Valuation Date of all Participants who are such on the current Valuation Date; plus

                          (ii)    With respect to a Participant's Employee
Salary Deferral Account, Employee Matched Voluntary Contribution Account, Employee Nonmatched Voluntary Contribution Account and, if applicable, Rollover Account, such accounts shall be valued separately based on its investment in the Fixed Income Fund, the Equity Fund or any other fund selected by the Committee as provided for in Article -I and the increase or decrease therein since the last Valuation Date shall be added or subtracted, as the case may be, from his Employee Salary Deferral Account, Employee Matched Voluntary Contribution Account, Employee Nonmatched Voluntary Contribution Account and, if applicable, Rollover Account, on the preceding date as adjusted pursuant to the terms of subparagraphs (a), (b), and (c) above.

         6.7 The Account Balance of any Participant who has terminated his employment (hereinafter referred to as the "terminal balance" of each such account) shall be the sum of (a) his Account Balance as of the Valuation Date coincident with or preceding the date of distribution of such terminal balance and (b) his Salary Deferral contributions and/or Voluntary Contributions and Matching Company Contributions and Additional Company Matching contributions to the Plan since the last Valuation Date.

                                  ARTICLE VII
                      VESTING OF INTERESTS OF PARTICIPANTS

         7.1 The interest of a Participant in his Employee Salary Deferral Account, Employee Matched Voluntary contribution Account, Employee Nonmatched Voluntary contribution Account and Rollover Account shall at all times be one hundred (100%) percent vested and nonforfeitable. The interest of a Participant in his Employer Contribution Account shall be vested on his termination of participation in accordance with the following table. Such vesting shall be based upon the number of Years of Service of the Participant on his Termination Date, or, if his employment has not terminated, on the date his Break in Service occurs. A Participant shall be credited with Years of Service beginning with his date of hire.


                                       PARTICIPANT'S
                                      NONFORFEITABLE
         YEARS OF SERVICE               PERCENTAGE
         ----------------             -------------
           less than 5                      0
            5 or more                     100%

         7.2 For purposes of this Article VII, Years of Service prior to a Break in Service and Years of Service after a Break in Service shall be aggregated in determining a Participant's vested interest in accordance with the following rules:

                 (a) If the Participant had any vested interest in his Employer contribution Account as of the Termination Date, then his period of service prior to his Break in Service and his Years of Service after such Break in Service shall be aggregated if the Participant has at least one Year of Service after such Break in Service.

                 (b) If the Participant had no vested interest in his Employer contribution Account as of the Termination Date, then his period of service prior to such Break in Service and his period of service after such Break in Service shall be aggregated only if the period of such Break in Service is less than the greater of (i) the period of service prior to such Break in Service or (ii) five (5) consecutive full years measured from a Participant's Termination Date.

                 (c) A Participant's vested interest in his Account Balance as of the commencement of said Break in Service shall be nonforfeitable. If a Participant returns to the employ of the company after a Break in Service, his previous nonforfeitable account, if any, shall not be reinstated or increased as a result of service after said Break in Service, except as otherwise provided for in Section 8.1.

         7.3 Any non-vested portion shall not be treated as a forfeiture until the Anniversary Date of the Plan Year in





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which the Participant has incurred a Break in Service and received a distribution from the Plan, or the occurrence of five (5) consecutive one (I) Year Breaks in Service. Any and all forfeitures occurring pursuant to this Article shall first be used to reinstate prior forfeitures of Participants who are reemployed by the Company and then to reduce the Company's contributions to the Plan for the Plan Year.

         7.4 Years of Service notwithstanding, one hundred (100%) percent of the amount credited to a Participant's Employer contribution Account shall become vested and nonforfeitable upon an Employee's termination of employment:

                 (a) after reaching his retirement date as set forth in the Bargaining Agreement;

                 (b)      upon his death; or

                 (c)      by reason of his Disability.

         7.5 Whenever the Plan's schedule of nonforfeitable percentages is amended, a Participant's vested portion of his Account Balance under the amended schedule shall not be less than the vested portion of his Account Balance computed under the prior schedule. Upon termination of employment, a Participant shall be entitled to the greater of the two (2) vesting schedules.

                                  ARTICLE VIII
                                 DISTRIBUTIONS

         8.1 (a) If a Participant shall terminate his employment other than by reason of attainment of his retirement date as set forth in the Bargaining Agreement, death or Disability, the Trustees at the direction of the committee shall distribute out of the Fund to such Participant, subject to subsections
(b) and (c) of Section 8.1, cash and/or company stock representing the portion of the terminal balance of his account which shall be vested in him on the Valuation Date immediately prior to the date the distribution occurs to such Participant.

                 (b) (i) Upon the written request of any Participant who attains his retirement date as set forth in the Bargaining Agreement, becomes disabled, or terminates employment with the Company, the Trustees shall cause to be paid to such Participant an amount in cash and/or Company stock equal to such Participant's Account Balance as of the Valuation Date immediately preceding the distribution to the Participant. Such payment shall be made as soon as administratively possible; PROVIDED, HOWEVER, distribution shall be made no later than sixty (60) days after the end of the later of: (a) the Plan Year in which he terminates his employment with the company; or (b) the Plan Year in which the Participant attains his retirement date as set forth in the Bargaining Agreement. Notwithstanding anything to the contrary, a Participant may request that the Committee leave his Account Balance in the Plan until he attains the age of seventy and one-half (70~). Any discretion exercisable under this Article of the Plan by the Committee shall be exercised in a nondiscriminatory manner, treating like Participants in like circumstances in a like manner.

                          (ii)    Notwithstanding the above, unless the
Employee is not a five (5%) percent owner of the company, at any time during or after the calendar year in which he attained the age of sixty-six and one-half (66 1/2), and attained age seventy and one-half (70 1/2) prior to January 1, 1988, an Employee must commence distribution of his terminal balance by April 1st of the calendar year following the end of the calendar year in which he attains the age of seventy and one-half (70 1/2) whether or not he has ceased active employment.

                 (c) Upon distribution, payment shall be made in one or more of the methods provided in Section 8.3 as the Participant or his beneficiary shall determine; PROVIDED, HOWEVER, no distribution in excess of Three Thousand Five Hundred ($3,500) Dollars (including both Company and Employee contributions) or, if the Participant's Account Balance in the Plan ever exceeded Three Thousand Five Hundred ($3,500.00) Dollars, may be made without the consent of the Participant.





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                 (d)      A Participant who terminates his employment and
receives a distribution of his vested interest which represents less than one hundred (100%) percent of his Employer contribution Account Balance and is subsequently rehired prior to five (5) consecutive one (1) year Break in Service, shall have his Employer contribution Account balance restored to the amount standing to his credit as of the date of his termination of employment, unadjusted by any subsequent gains or losses without having to repay the amounts distributed to him from the Plan.

                 (e) In the case of a Participant who has a Break in Service of more than five (5) years, all service after such Break in Service will be disregarded for purposes of vesting in the Participant's Employer Contribution Account prior to such Break in Service. Such Participant's service prior to his Break in Service will count in vesting of his Employer Contribution Account only if:

                          (i)     such Participant has any nonforfeitable
interest in his Employer Contribution Account attributable to contributions at the time of separation from service; or

                          (ii)    upon returning to service, his Break in
Service is less than the period of service prior to the Break in Service.

                 (f) (i) Salary Deferral Contributions, qualified non-elective contributions, and qualified matching contributions, and income allocable to each are not distributable to a Participant or his beneficiary or beneficiaries, in accordance with such Participant's or beneficiary or beneficiaries election, earlier than upon separation from service, death, or Disability. Such amounts may be distributed upon:

                                  (A)      Termination of the Plan without the
establishment of another defined contribution plan;

                                  (B)      The disposition by a corporation to
an unrelated corporation of substantially all of the assets (within the meaning of Section 409 (d) (2) of the Internal Revenue Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition,but only with respect to Employees who continue employment with the corporation acquiring such assets;

                                  (C)      The disposition by a corporation to
an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d) (3) of the Internal Revenue code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary; or

                                  (D)      The attainment of age fifty-nine and
one-half (59 1/2).

                          (ii)    (A) If the Plan Committee approves, Employee
Nonmatched Voluntary Contributions and earnings (to the extent not subject to a qualified domestic relations order) may be withdrawn without penalty effective as of the end of any calendar quarter, if notice of that withdrawal has been given at least thirty (30) days before the effective date of that withdrawal.

                                  (B)      If the Plan Committee approves, a
Participant may withdraw his Matched Voluntary Contributions and earnings (to the extent not subject to a qualified domestic relations order without penalty) once during each Plan Year but only if he also has withdrawn the balance in his Nonmatched Voluntary contributions. These withdrawals are effective as of the end of any calendar quarter, if notice of that withdrawal has been given at least thirty (30) days before the effective date of that withdrawal.

                                  (C)      If the Committee approves, a
Participant who is fully vested in the Plan (has completed at least five (5) Years of Service) and who already has withdrawn the balance of his Employee Matched and Nonmatched Voluntary contribution Accounts, may withdraw funds from his Employer contribution Account that have been held

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                                                                  CONFORMED COPY



in the Trust for at least two (2) Years, plus earnings (to the extent not subject to a qualified domestic relations order). The two (2) year restriction is waived if the Participant has made Matched Voluntary contributions for at least five (5) years ending on the date of withdrawal. These withdrawals are effective as of the end of any calendar quarter if notice of that withdrawal has been given at least thirty (30) days before the effective date of that withdrawal. If a Participant makes a withdrawal under this subsection, he may not make any Employee Salary Deferral contributions and Voluntary Contributions until the calendar quarter six (6) months after that withdrawal.

                                  (D)      If the Plan Committee approves, a
Participant who already has withdrawn the balance of his Employee Matched Voluntary contribution Account, Employee Nonmatched Voluntary contribution Account and Employer contribution Account may withdraw his Salary Deferral Contributions, prior 401(k) rollovers in his Rollover Account, plus earnings (to the extent not subject to a qualified domestic relations order) but not more frequently than once each year if the Participant has attained the age fifty-nine and one-half (59~) or older. If a Participant makes a withdrawal under this subsection, he may not make Voluntary Contributions or Employee Salary Deferral contributions until the calendar quarter six (6) months after that withdrawal.

                          (iii) Notwithstanding anything to the contrary, if
the Plan Committee approves, a Participant who has already withdrawn the balance of his funds under subsection (ii) (A), (ii) (B), and (ii) (C) above, upon meeting the requirements of Hardship as defined in Section 2.26, the Trustees at the direction of the Committee shall cause to be paid to such Participant an amount in cash equal to the lesser of:

                                  (A)      the amount specified in such
request;

                                  (B)      such Participant's cumulative
Employee Salary Deferral contributions to the Plan as of the Valuation Date preceding the Participant's request; or

                                  (C)      such Participant's Hardship Amount.
Such payment shall be made as promptly as practicable after such request is approved by the Committee, and the Trustees shall charge such payment against the Participant's Employee Salary Deferral Account as of the Valuation Date preceding the Participant's request. Notwithstanding anything to the contrary, any Participant receiving a Hardship distribution pursuant to this subsection shall automatically be suspended from making Salary Deferral contributions and Voluntary Contributions to the Plan for a period of twelve (12) months from the date of the Hardship distribution.

                 (g) All withdrawals pursuant to subsection (f) must be in cash and may be requested; (i) as one hundred (100%) percent of the available amount; or (ii) in specified whole dollar increments.

                 (h) Upon the Committee's receipt of a distribution request as the result of a qualified domestic relations order within the meaning of Section 414(p) of the Internal Revenue code, the amount paid to the alternate payee shall be the amount specified in the order.

                 (i) For purposes of this Section 8.1, if the value of an Employee' s vested Employer Contribution Account is zero (0), the Employee shall be deemed to have received a distribution of such vested Employer contribution Account.

         8.2 If a Participant shall terminate his employment after having attained his retirement date as set forth in the Bargaining Agreement, or due to his death or Disability, at the direction of the Committee, the Trustees shall cause to be paid or distributed to such Participant, or his beneficiary, as the case may be, cash and/or Company stock, representing the terminal balance of his account. If distribution shall be made by reason of the retirement, death, or Disability of a Participant, such distribution shall be made in one or more of the methods provided in Section 8.3, as the Participant, in his sole discretion, shall determine.

         8.3 Distributions to a Participant under Section 8.2 can only be made:

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                 (a)      In an immediate lump sum payment in cash and/or
company stock;

                 (b) In a deferred lump sum payment in cash and/or company stock; or

                 (c) In the form of fixed annual installments, for a period not to exceed the life expectancy of the Participant and his designated beneficiary. Each periodic payment to the Participant's beneficiary will be no greater than each periodic payment made during the lifetime of the Participant. The present value of payments to be made to the Participant shall be more than fifty (50%) percent of the present value of the total payments to be made to the Participant and his beneficiary determined as of the date benefits commence. If this method of distribution is selected, then the Trustees shall segregate the Participant's terminal balance from the other assets of the Trust Fund and shall deposit such terminal balance in an investment vehicle selected by the committee, and any interest earned thereon shall be distributed to the Participant, or his beneficiary, at least annually.

         8.4 Notwithstanding anything to the contrary, if a Participant shall terminate his employment prior to completion of five (5) years of service with the Company, prior to his retirement date as set forth in the Bargaining Agreement and not as a result of death or Disability, distribution to the Participant shall only be made as soon as administratively feasible and only in the form of an immediate lump sum payment. If a Participant shall terminate his employment after completion of five (5) Years of Service with the Company but not as a result of his attainment of his retirement date as set forth in the Bargaining Agreement, death, or Disability, distribution to the Participant can only be made in the form of an immediate lump sum distribution or at the end of the Plan Year of termination.

         8.5 Notwithstanding any provision to the contrary, this Article shall comply with Section 401(a) (9) of the Internal Revenue code and the Regulations issued thereunder. For purposes of this Article, the life expectancy of a Participant and his spouse shall not be recalculated unless the Trustees specifically consent to such redetermination in writing.

[SECOND AMD ADDED SECTION 8.6, EFFECTIVE 1/1/93]

         8.6 Notwithstanding any provision of the Plan otherwise limiting the following provisions of this subsection, on and after January 1, 1993, any distributee (as defined below) under the Plan may elect, at such time and in such manner as the Committee shall provide, to have any amount that is otherwise payable to him under the Plan and that constitutes an "Eligible Rollover Distribution" paid in a "Direct Rollover" to an "Eligible Retirement Plan" (each as defined below) specified by the Distributee. The term "Eligible Rollover Distribution" means any payment of all or a portion of a Participant's Accounts except a payment that is not includible in the payee's gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) or is required to be made under the provisions of section 401(a)(9) of the Code. For purposes of this subsection, the term "Distributee" means a Participant, his surviving spouse and his spouse or former spouse if an alternate payee. The term "Direct Rollover" means, with respect to any Distributee, a payment by the Trustee to the Eligible Retirement Plan specified by the payee. The term "Eligible Retirement Plan" means an individual retirement account, an individual retirement annuity, an annuity plan or a qualified trust (as described in sections 408(a), 408(b), 403(a) and 401(a) of the Code, respectively), that accepts a Distributee's Eligible Rollover Distribution; provided, however, that, in the case of a surviving spouse, the term Eligible Retirement Plan includes only an individual retirement account or an individual retirement annuity.

                                   ARTICLE IX
                           DESIGNATION OF BENEFICIARY

         Each Participant must designate, upon such form filed with the Committee as they shall prescribe, a Person to whom, in the event of his death, his interest or any undistributed balance thereof shall be paid. If a Participant is married at the time of his death, then the Participant shall be deemed to have designated his spouse as beneficiary.

         Each Participant shall have the right with the specific written consent of his spouse if he is married, to designate a

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beneficiary other than his surviving spouse, to receive the benefits provided by the Plan in the event of his death. Such election must be witnessed by an authorized representative of the Plan or a notary public and must acknowledge the spouse's understanding of the effect of such election. The beneficiary so designated may be changed at any time and from time to time prior to completion of distribution of the Participant's interest by his filing with the committee, with the consent of his spouse if he is married, upon such form as they shall prescribe, a notification of change of beneficiary.

         If no person shall be designated as such beneficiary, or if the designated beneficiary shall not survive the Participant, payment of his interest or of any undistributed balance thereof shall be made to his spouse, if living, and if not, then to his living issue, per stirpes, and if there be none, then to his living parents, and if there be none, then to his estate.

                                   ARTICLE X
                                    TRUSTEES

         10.1 There shall be a Trustee selected by the Committee. Vacancies arising by reason of resignation, removal, or otherwise, shall be filled by the Committee. Any Trustee may resign of his own accord by delivering his written resignation to the Committee. Additional Trustees may be designated by the Committee from time to time.

         10.2 The Trustee shall discharge its duties with respect to the Plan solely in the interest of the Participants and their beneficiaries and for the exclusive purpose of providing benefits to the Participants and their beneficiaries and defraying reasonable expenses of administering the Plan. The Trustees shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims by diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

                                   ARTICLE XI
                             ADMINISTRATION OF PLAN

         11.1 The Committee shall be charged with the administration of the Plan, and shall possess all of the powers necessary to enable it to carry out its duties in that regard. The Committee and the Plan Administrator shall have the power to interpret or construe the Plan; to determine all questions that may arise as to the eligibility, status, rights and obligations of the Participants and others; and to decide any dispute arising hereunder. The committee shall also have such powers with respect to the Fund as are hereinafter set forth in Article XI.

         11.2 The committee is authorized to make such rules and regulations as they may deem necessary to carry out the provisions of the Plan; to employ attorneys, accountants, investment advisors, specialists and other such agents as they shall deem necessary or desirable; and to direct the committee regarding such rules and regulations. The Committee shall have the authority to appoint an investment manager or managers to manage the assets of the Fund and such appointment may include the power to acquire and dispose of such assets. The Committee may charge the compensation of such attorneys, accountants, investment advisors, investment managers, specialists and other agents and any other expenses against the Fund.

         11.3 The Committee may adopt such by-laws and regulations as they deem desirable for the conduct of their affairs. They may appoint a secretary and such other officers as they shall deem advisable. The Committee shall act by majority and such action may be taken either by a vote at a meeting or in writing without a meeting. The committee may by such majority action appoint subcommittees and may appoint any one or more of themselves or an agent to execute any document or documents, or to take any other action, including the exercise of discretion, on behalf of the committee.

         11.4 The committee, shall serve without compensation for their services as such. If the committee members are full-time Employees of the Company, they shall serve without compensation for their services.

         11.5 The Committee shall keep, or cause to be kept, all such books of account, records and other data as may be

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necessary or advisable in their judgment for the administration of the Plan, the proper reflection of the affairs thereof, and the determination of the amount of the vested and/or nonvested interests of the respective Participants thereof. The Committee shall keep on file, in such form as they shall deem convenient and proper, all annual reports of the Fund. Any Participant shall have the right to inspect the accounts showing his interest in the Fund at a time and place designated by the Committee and the Trustee.

         11.6 The Committee may consult with legal counsel (who may be of counsel to the Company), concerning any question which may arise with reference to their duties under this Agreement, and if counsel has been approved by the Company, the opinion of such counsel shall be full and complete protection in respect of any act ion taken or suffered by the Committee hereunder in accordance with the opinion of such counsel.

         11.7 Any action by the Board of Directors pursuant to any of the provisions of this Agreement shall be evidenced by a resolution of the Board of Directors certified to the Committee over the signature of the Secretary of the Company, and the committee shall be fully protected in acting in accordance with any and all such resolutions so certified to them.

         11.8 The Committee, in making any payments, taking any action, or making any decisions with respect to any matter may rely conclusively upon the authenticity and contents of certificates, directions, statements, resolutions, regulations, requisitions and communications from the Company or the Board of Directors, furnished or delivered to them as herein provided.

         11.9 Any Participant or beneficiary ("claimant") may make a request for Plan benefits by delivering a written notice to a Committee on which a claim for benefits is made. The notice shall set forth the name of the claimant, and the type of benefit for which the claim is made. The Participant shall be responsible for all fees incurred with respect to this request.

         Within ninety (90) days of receiving the written notice, the Committee must inform the claimant of whether the claim will be satisfied or wholly or partially denied. If there is a denial, the notice shall set forth the following:

                   (a)    The specific reason or reasons for the denial.

                   (b) Specific reference to the pertinent Plan provisions on which the denial is based.

                          (c)     A description of any material and information
necessary to perfect the claim and an explanation of why such material and information is necessary.

                          (d)     An explanation of the Plan's claim review
procedure.

         Within sixty (60) days of receiving a notice denying a claim, wholly or partially, the claimant may appeal such denial to the Committee for review. The request for a review must be in writing and contain the reasons for which such claim is made. The claimant may review all documents regarding the Plan for purposes of preparing his request for a review. The Committee shall review the appeal of the claimant and, if necessary, hold a hearing at which the claimant may present his reasons for objecting to the denial of the claim.

         The Committee must render a decision regarding the appeal of the claimant not later than sixty (60) days after a claimant's request for review was received. However, if there is a need to hold a hearing, a decision is to be rendered not later than one hundred twenty (120) days after the receipt of the request for review.

         The decision on review of the Committee must be in writing and must include specific reasons for the decision and is to make reference to the pertinent Plan provisions on which the decision is based.

         11.10 The company may, if it so desires, purchase insurance to cover potential liability of the Committee and any other Plan Fiduciary employed by the Company by reason of the act or omission of any or all of said Committee and any other Plan Fiduciary employed by the Company. Should the Company fail or refuse to purchase such insurance, the committee and any





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other Plan Fiduciaries employed by the Company, or any of them, may do so, but no assets of the Fund may be used to purchase such insurance.

         11.11 The Company shall indemnify and hold harmless the committee and any other Plan Fiduciary employed by the company from and against any and all claims, losses, damages, expenses (including reasonable attorneys' fees approved by the company), and liability (including any reasonable amounts paid in settlement with the Company's) arising from any act or omission of the Committee and any other Plan Fiduciary employed by the Company, except when the same is judicially determined to be due to the willful misconduct of the Committee and any other Plan Fiduciary employed by the company.

                                  ARTICLE XII
                                   TRUST FUND

         12.1 The Fund shall consist of all contributions made by the company, and the earnings, increments and additions thereto.

         12.2 (a) Except as otherwise provided in Article XVI, the Trustees are expressly authorized and empowered to invest and reinvest the Fund in such stocks (of any classification), bonds, options and other securities or other property, whether real or personal, subject to Section 10.2.

                   (b) Subject to Section 10.2, the Trustees, in their discretion, may retain such amount of the Fund in the form of cash and unproductive of income as they may deem advisable. The Trustees shall not be required to pay interest on such cash balance or on cash in their hands pending investment.

         12.3 Subject to the provisions of Section 12.4 and Article XVI, the Trustees are authorized and empowered in their discretion, but not by way of limitation:

                   (a) To sell, exchange, convey, transfer or dispose of and also to grant options with respect to any property, whether real or personal, at any time held by them, and any sale may be made by private contract or by public auction, and for cash or upon credit, or partly for cash and partly upon credit, as the Trustees may deem best, and no person dealing with the Trustees shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

                   (b) To retain, manage, operate, repair and improve and to mortgage or lease for any period any real estate held by them;

                   (c) To vote in person or by proxy on any stocks, bonds or other securities held by them; to exercise any options appurtenant to any stocks, bonds or other securities for the con-version thereof into other stocks, bonds or securities, or to exercise any rights to subscribe for additional stocks, bonds or other securities and to make any and all necessary payments therefore; to join in, or to dissent from, and to oppose, the reorganization, recapitalization, consolidation, liquidation, sale or merger of corporations or properties in which they may be interested as Trustees, upon such terms and conditions as they may deem wise;

                   (d) To make, execute, acknowledge and deliver any and all deeds, leases, assignments and instruments;

                   (e) With the approval of the Board of Directors to borrow or raise moneys for the purposes of the Trust to the extent that the Trustees shall deem desirable and upon such terms and conditions as the Trustees in their absolute discretion shall deem desirable or proper, and for any sum so borrowed to issue their promissory note as Trustees and to secure the repayment thereof by pledging all or any part of the Fund; and no person lending money to the Trustees shall be bound to see the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;





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                   (f)    To cause any investments from time to time held by
them to be registered in, or transferred into, their names as Trustees or the name of their nominee or nominees, or to retain them unregistered or in form permitting transferability by delivery, but the books and records of the Trustees shall at all times show that all such investments are part of the Fund;

                   (g) To organize and incorporate (or to participate in the organization or incorporation of ), under the laws of any state they may deem advisable, a holding corporation for the purposes of acquiring and holding title to any property which the Trustees are authorized to acquire under this agreement and with the power to exercise with respect thereto any or all of the functions and duties set forth in this Agreement;

                   (h) To acquire and hold Qualifying Employer Securities subject to the limitations of Section 12.4(a) (v);

                   (i) To do all acts whether or not expressly authorized which they may deem necessary or proper for the protection of the property held hereunder.

         12.4      A Fiduciary shall not:

                   (a) Cause the Trust to engage in a transaction if they know or should know that such transaction constitutes a direct or indirect:

                          (i)     Sale or exchange, or leasing, of any property
between the Trust and a Party In Interest;

                          (ii)    Lending of money or other extension of credit
between the Trust and a Party In Interest;

                          (iii) Furnishing of goods, services or facilities
between the Trust and a Party In Interest;

                          (iv) Transfer to, or use by or for the benefit of, a
Party in Interest, of any assets of the Trust; or

                          (v)     Acquire on behalf of the Trust, any Employer
Security unless (A) the said securities are deemed to be Qualifying Employer Securities and (B) the aggregate fair market value of all Qualifying Employer Securities held by the Trust does not exceed ten (10%) percent of the fair market value of the assets of the Trust immediately after the acquisition, except as otherwise provided for in Section 407(b) of the Employee Retirement Income Security Act of 1974, as amended.

                   (b) Deal with the assets of the Trust in his own interests or for his own account.

                   (c) Take part in any transaction, either in their individual or other capacities, involving the Trust on behalf of a party (or represent a party) whose interests are adverse to the interests of the Trust or the interests of its Participants or their beneficiaries.

                   (d) Receive any consideration for his own personal accounts from any party dealing with the Trust in connection with a transaction involving the assets of the Trust.

         Notwithstanding the foregoing prohibited transactions, any transaction which is not prohibited under applicable laws or for which an exemption has been obtained in accordance with the provisions of such applicable laws, may be engaged in by the Fiduciaries provided such transaction is for the exclusive benefit of the Participants and beneficiaries.

         12.5 The Trustees shall keep accurate accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person or persons designated by the Committee and/or the Board of Directors.





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         12.6      (a) Within ninety (90) days following the close of each Plan
Year, the Trustees and/or Plan Fiduciary employed by the company shall file with the committee a written account setting forth all securities and other property purchased and sold, all receipts, disbursements and other transactions effected by them during such annual period, and showing the securities and other property held at the end of such period and their fair market value on that date. Within ninety (90) days from the date of filing such account, the committee may file with the Trustees and/or Plan Fiduciary employed by the company either its written approval or its written disapproval with the reasons therefore, of the account so rendered.

                   (b) Upon the filing of such approval of the Trustees' account, or at the expiration of ninety (90) days after the filing of such account, if written disapproval shall not have been filed with the Trustees or Plan Fiduciaries employed by the company, the Trustees or Plan Fiduciaries employed by the company shall be relieved from all liability, responsibility and accountability to the Company and the Union, but only to the Company and the Union, for their acts as set forth in said account. The foregoing provision, however, shall not preclude the Trustees and/or Plan Fiduciaries employed by the company from having their accounts settled by a court of competent jurisdiction.

         12.7 The Trust hereby created is part of a Plan for the exclusive benefit of the Participants, retired Participants and their beneficiaries, which Plan the Company intends shall qualify under Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code, as amended, and, until advised to the contrary, the Trustees may assume that the Plan so qualifies and that the Trust is exempt from tax under Section 501 (a)of the Internal Revenue Code, as amended. However, any taxes that may be assessed on or in respect of the Fund shall be a charge against the Fund. The Trustees may assume that any taxes assessed on or in respect of the Fund are lawfully assessed unless the committee shall in writing advise the Trustees that in the opinion of its counsel, such taxes are not lawfully assessed. In the event that the Committee shall so advise the Trustees, the Trustees, if so required by the Committee, shall contest the validity of such taxes in any manner deemed appropriate by the Committee or its counsel, but at the expense of the Company; or the Company may itself contest the validity of any such taxes in any manner deemed appropriate by it or its counsel. The word "taxes" in this paragraph shall be deemed to include any interest or penalties that may be levied or imposed in respect to any taxes.


                                  ARTICLE XIII
                    QUALIFICATION, AMENDMENT AND TERMINATION

         13.1 It is the intention of the Company that the Plan and Trust shall be and remain qualified under Sections 401(a), 401(k), and 401(m) of the Internal Revenue Code, as amended. The Board of Directors may authorize any modification or amendments of the Plan or Trust, which may be retroactive, deemed necessary or appropriate in its opinion to qualify or maintain the Plan and Trust as a plan and trust meeting the requirements of Sections 401(a), 401(k), and 401(m) of the Internal Revenue code, as amended, or any other applicable provisions of the Internal Revenue code, as now in effect or hereafter amended or adopted and the regulations issued thereunder.

         13.2 The company reserves the right at any time to modify, suspend, amend or terminate the Plan and/or Trust in whole or in part (including the provisions relating to contributions) by delivering to the committee and the Trustee a copy of such modification, suspension, amendment or termination as approved by the Board of Directors; provided that the company shall have no power to modify, suspend, amend or terminate the Plan or the Trust in such manner as will cause or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants or their beneficiaries, except as otherwise provided in Section 6.4(b), or the payment of expenses pursuant to the provisions of the Plan, or as will cause or permit any portion of the Fund to revert to or become the property of the Company. notwithstanding anything herein contained, the company, upon such termination of the Plan, shall have no obligation or liability whatsoever to make any further payments to the Trustees, and neither the Trustees, nor any Participant, Employee or other person shall have any right to compel the Company to make any further payments.

         13.3 In the event that contributions to the Plan are suspended or the Plan is terminated as hereinabove provided





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and unless the Company shall also terminate the Trust, the Trust shall continue in existence, and the Fund shall be held, administered and distributed by the Trustee as directed by the committee as provided in this Agreement, and all of the provisions of the Plan and Trust set forth in this Agreement, which are applicable in the opinion of the committee and the Trustee, other than the provisions relating to contributions, shall remain in full force and effect. Upon complete discontinuance of contributions under the Plan, termination or partial termination of the Plan, the rights of all affected Participants to their Account Balances shall be nonforfeitable. In the case of a partial termination, nonforfeitable rights shall only be applicable to the portion of the Plan that is terminated.

         A partial termination shall occur when a significant percentage of Participants have terminated employment in any Plan Year. A significant percentage shall be construed utilizing the principles set forth in Revenue Rulings 72- 439, 72-510, 73-284, and 81-27.

         13.4 In the event that both the Plan and Trust are terminated, at the direction of the Committee, the Trustees shall distribute all assets remaining in the Fund, after payment of the expenses properly chargeable against the Fund, to the Participants, or their beneficiaries, in accordance with the value of the accounts of such Participants as of the date of distribution, in cash or company stock or partly in cash and partly in Company stock and in such manner as the committee and the Trustee shall determine. The Committee's determination shall be final and conclusive on all persons. In determining the value of the accounts of the Participants as of the date of distribution, the assets of the Fund shall be valued by the Trustee at fair market value as of the close of business on the distribution date, and the accounts of the Participants shall be adjusted, in the manner provided in
Article VI.

         13.5 In the event that the Plan and Trust are terminated, the committee and the Trustee serving at the time of such termination shall continue to act with their full power hereunder until the completion of the distribution of such assets; and if the company and Union have been dissolved, a majority of the committee then serving shall have the power to fill any vacancies occurring among them after such termination by resignation, death or otherwise.

         13.6 If the Plan shall be merged or consolidated with, or transfer in whole or in part assets or liabilities to any other plan, then each Participant in this Plan shall be entitled to receive a benefit immediately after the merger, consolidation or transfer, which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer, if this Plan had then terminated.

                                  ARTICLE XIV
                                 MISCELLANEOUS

         14.1 This Plan is based upon the condition precedent that it shall be approved and qualified under the Internal Revenue code and regulations issued thereunder with respect to employees' trusts, so as to permit the Company to deduct for Federal income tax purposes, the amount of its contributions to the Fund. If this Plan is not so initially approved and qualified with such amendments as the Internal Revenue Service may request and the company may consent to, then, notwithstanding any provisions to the contrary, the Trustees shall return to the Company within one (I) year any unused contributions, funds or assets held by the Trustees under this Plan.
The return of the Company's contributions shall be conditioned upon the determination letter request being made to the Internal Revenue Service on a timely basis.

         14.2 Neither the establishment of the Trust created hereby, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Company, or any officer or Employee thereof, or the Trustees, except as herein expressly provided. All contributions made by the Company to the Plan, except Company contributions as a result of Employee Salary Deferral contributions and Voluntary contribution, shall be voluntary, and the Company shall be under no legal liability to make any such contributions. Nothing herein contained shall entitle any person to any payment except out of the Fund.

         14.3 Neither the establishment of the Plan and Trust nor the granting of benefits nor any action of the Board of





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Directors, the Committee or any Trustee now or hereafter, shall be held or construed to confer upon any person any legal right to be continued as an Employee, or to interfere with the right of the company to discharge any Employee, whenever the interests of the company in its sole discretion may so require, without liability to the company or any Trustee.

         14.4 The right of any Participant or beneficiary to any benefits or to any payment hereunder or to any separate account will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge or seizure. This does not preclude any Trustee at the direction of the Committee from complying with a court order requiring deduction from the benefits of a Participant in pay status for alimony or support payments pursuant to a qualified domestic relations order as defined in
Section 414(p) of the Internal Revenue Code. If such Participant or beneficiary shall attempt to assign, transfer, or otherwise dispose of or encumber such right, or should such right become subject to attachment, execution, garnishment, sequestration, or other legal, equitable or other process, it shall ipso facts pass to each one or more persons as may be selected by the committee from among the beneficiaries, if any, theretofore designated by such Participant, or the spouse, blood relatives and adopted children of the Participant; PROVIDED, HOWEVER, that the committee in their sole discretion may reappoint the Participant or beneficiary to receive any payment thereafter becoming due either in whole or in part. Any appointment made by the Committee hereunder may be revoked by the Committee at any time, and a further appointment made by them. Payments made pursuant to this Section shall be made for the benefit and on behalf of the Participant and shall completely discharge the Company, the Union, the Committee, the Plan Administrator and the Trustees.

         14.5 The facts as shown by the records of the Committee at the time of death of any person entitled to any benefits or to any payment hereunder shall be conclusive as to the identity of the proper payee and of the amounts properly payable, and payment in accordance with such state of facts shall constitute a complete discharge of any and all obligations under Article VIII hereof.

         14.6 Whenever the Company under the terms of this Plan is permitted or required to do or perform any act, it shall be done and performed by any officer authorized by the Board of Directors.

         14.7 The provisions of this Plan and Trust, and the rights and obligations herein created, shall be interpreted in accordance with the substantive law of the State in which the company was incorporated, except where such law is superseded by the Employee Retirement Income Security Act of 1974, as amended.

         14.8 Notwithstanding anything herein to the contrary, upon the Company's request and upon notification of the Union, a contribution which was made under a mistake of fact or based upon the deductibility of the contribution under Section 404 of the Internal Revenue Code, as amended, shall be returned to the company within one (1) year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable. The amount to be returned to the Company shall be equal to the actual contribution less the proportionate share of the losses to the Trust Fund attributable to such contribution.

         14.9 Notwithstanding Section 14.4 of the Plan, the committee may direct the Trustees to comply with a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code and other domestic relations orders permitted by the Plan Administrator under the provisions of the Retirement Equity Act of 1984. After the Committee has determined the qualified status of the domestic relations order, they shall administer and proceed with Plan distributions in accordance with the order pursuant to
Article VIII of the Plan.

         For purposes of this Plan, a qualified domestic relations order shall mean any judgment, decree, or order (including approval of a property settlement agreement) which has been determined by the Plan Administrator in accordance with the procedures established under the Plan to constitute a qualified domestic relations order within the meaning of Section 414(p) (1) of the Internal Revenue Code. All payments made pursuant to this Section in accordance with a qualified domestic relations order shall be made for the benefit and on behalf of the Participants and/or the alternate payee and shall completely discharge the company, the committee, the Plan Administrator and the Trustees of all liability relating to this distribution.





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                                   ARTICLE XV
                             ROLLOVERS OR TRANSFERS

[SECOND AMD REVISED SECTION 15.1 IN ITS ENTIRETY, EFFECTIVE 1/1/93]

         15.1 If permitted by the Committee, any Employee who upon meeting the Eligiblity provisions of Section 4.1 of the Plan would automatically become a Participant in the Plan, or any current Participant, upon approval of the Committee, may make a rollover or transfer to the Trustees of assets held under his name from a plan qualified under Section 401 of the Internal Revenue Code.

[SECOND AMD REVISED THE FIRST SENTENCE OF SECTION 15.2 TO READ AS FOLLOWS, EFFECTIVE 1/1/93]

         15.2 Upon receipt of written approval from the Committee, the Trustee may accept a rollover or transfer of a Participant's interest from a qualified plan to a Rollover Account in this Plan. Such rollover or transfer shall represent part or all of the assets held for his benefit under a plan qualified under Section 401(a) of the Internal Revenue Code. Under no circumstances may amounts required to be distributed to a Participant under the minimum distribution Regulations of Section 401(a) (9) of the Internal Revenue Code be rolled over or transferred to this Plan.

         15.3 The Participant shall notify the Committee that the payment is a rollover or direct plan to plan transfer and provide such other statements and information as may be required by the Committee in order to establish that such rollover or transfer meets the requirements of the Internal Revenue Code and the Regulations promulgated thereunder.

         15.4 The Trustee shall credit such rollover or transfer to a Rollover Account maintained hereunder for such Participant.

         15.5 A Participant's Rollover Account shall at all times be one hundred (100%) percent vested and nonforfeitable. Such account shall be valued and adjusted as hereinafter set forth. In the event of a Participant's termination of employment for any reason whatsoever, or in the event of termination of the Plan, a Participant's Rollover Account balance shall be deemed to be part of the Participant's Account Balance and shall be distributed to him or his beneficiary, as the case may be, in accordance with the provisions contained in Article VIII.

         15.6 The assets credited to the Rollover Account shall be segregated by the Trustees. The Trustees shall have the same rights and powers regarding such segregated assets as they have with respect to the Trust Fund. The Trustees shall value such assets at their fair market value as of the Valuation Date. The Trustees' determination of the value of the assets shall be final and conclusive for all purposes of the Plan.

         15.7 The amount which shall be considered credited to the Rollover Account of each Participant on each Valuation Date shall be:

                   (a) The Rollover Account balance on the prior Valuation Date; plus

                   (b) Any rollovers or transfers on behalf of the Participant made in the Plan Year immediately prior to the current Valuation Date; plus or minus

                   (c) The increase or decrease since the preceding Valuation Date in the value of the assets credited to his Rollover Account.

         15.8 The Rollover Account balance of any Participant whose employment shall terminate for whatever reason shall be determined as of the date of termination of employment as if such date were a Valuation Date, in accordance with the provisions of this Article.





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                                  ARTICLE XVI
                       PARTICIPANT'S INVESTMENT ELECTIONS

         16.1 (a) If so permitted by the Company and the Committee, a Participant may notify the Committee, in writing that the manner in which his Employee Salary Deferral Contributions, Voluntary Contributions and Rollover Account shall be invested by the Trustee.

                   (b) All Company contributions shall be deposited by the Trustee in THE DURIRON STOCK FUND. Each Participant's Employee Salary Deferral Contributions and Voluntary Contributions shall be deposited by the Trustee in the Equity Fund and/or in the Fixed Income Fund, as the Committee shall direct; PROVIDED, HOWEVER, that the Committee's directions shall be based upon the investment election of each Participant, made in accordance with the provisions of Section 16.2.

         16.2 A Participant's investment election shall specify his choice among the investment funds selected by the Committee as long as the allocation of the Participant's election is in ten (10) percentage point denominations. Notwithstanding anything the contrary, if the Committee selects other funds for the investment of the Participants' contributions to the Plan, the Committee shall distribute an administrative communication which shall supersede the provisions and limitations of this Section 16.2.

         16.3 The investment option so elected by a Participant shall remain in effect until he ceases to be a Participant in accordance with the provisions of the Plan; PROVIDED, HOWEVER, in accordance with the procedures and limitations of Sections 4.6 and 4.7, that a Participant may change his investment election as of any Withholding Change Date by filing with the Committee, a written election directing a change in his investment election. Any such change shall not affect the amounts credited to any Account of such Participant as of the day immediately preceding the Withholding Change Date as of which such change is to become effective except with respect to any Employee Salary Deferral and Voluntary Contributions made thereafter.

         16.4 The Trustee shall establish a minimum three (3) funds hereunder, the Equity Fund, the Fixed Income Fund, and THE DURIRON STOCK FUND. At the discretion of the Committee, additional funds may be established for the investment of a Participant's Employer Salary Deferral Contributions, Voluntary Contributions, and Rollover Account contributions to the Plan. Such Funds shall be invested in accordance with the investment guidelines set forth in Sections 4.6, 4.7 and 16.3. All assets of the Trust, shall be held and administered by the Trustee through the media of such Funds as separate common trust funds of the Trust. The interest of each Participant, former Participant, or beneficiary under the Plan in any of such Funds shall be an undivided interest.

         16.5 Any dividends, interest, distributions, or other income received by the Trustee in respect of either the Equity Fund, the Fixed Income Fund, or THE DURIRON STOCK FUND, shall be reinvested by the Trustee in the Fund in respect of which such income was received by it.

         16.6 Each Participant will have the right to direct the Trustee to vote the stock (i.e., shares of stock issued by the Company or any related entity as defined by Section 414 of the Internal Revenue Code) in his Employer Contribution Account on all matters requiring a vote. The Committee will cause such Participants to receive any materials supplied to shareholders in connection with any such vote and will do all other things necessary to enable such Participants to vote such Stock. The Trustee shall vote any such shares of Stock for which it receives no directions and any shares of stock that are not allocated to Participant Employer Contribution Accounts, in proportion to the directions received with respect to shares which are allocated to Participant Employer Contribution Accounts and for which it has received directions.

         In addition, if the Trustee receives an offer to acquire the stock held in the Trust Fund, each Participant will have the right to direct the Trustee to sell or to refrain from selling all or any portion of the stock in his Employer Contribution Account. The Committee will use its best efforts to cause such Participants to receive all materials supplied to shareholders in connection with such offer to acquire stock. The Participant will direct the Trustee as to what percentage, if any, of the total stock in his





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Employer Contribution Account is to be sold and, at what price it is to be sold. The Trustee will exercise its discretion concerning the sale of stock for which it receives no directions or any shares of stock not allocated to participants' Employer Contribution Accounts. If the Trustee, in its discretion determines that it is in the Participants' best interests to sell, the Trustee will sell the shares of stock at a price that is consistent with what the Trustee deems to be in the best interests of the Participants.

         Any proceeds received from the sale of stock will be used to purchase additional stock at the then current market price.

         16.7 In the event of the death of a Participant, all rights of management shall thereupon revert to the Committee.

         16.8 The Committee and the Trustee shall incur no liability whatsoever for any action of a Participant taken pursuant to this Article and shall be indemnified and held harmless by such Participant against any liability for any act or failure to act in any manner pursuant to the direction of such Participant.

[THIRD AMENDMENT ADDED ARTICLE XVII, EFFECTIVE AS OF JANUARY 1, 1994]

                                  ARTICLE XVII
                             LOANS TO PARTICIPANTS

         17.1 The Committee, in its sole discretion and upon written request by a Participant, may, if it finds him to be creditworthy, direct the Trustee to make a loan (of an amount that is not less than $1,000) to him from the Trust Fund for any purpose which the Committee has designated in its written loan policy. The amount of any loan, together with the unpaid balances of any other outstanding loans from the Plan and accrued interest thereon, shall not exceed an amount equal to the lesser of:

                   (a) $50,000 (reduced by an amount equal to any loan balance repaid to the Plan during the immediately preceding 12-month period); or

                   (b) 50% of the Participant's Account Balance (less that portion of the Account Balance which is invested in the Duriron Stock Fund, as described in Article XVI), determined as of the last preceding Valuation Date.

         17.2 Each such loan shall be governed by the written loan policies adopted by the Committee and shall be evidenced by a written note containing such terms as may be determined by the Trustee. Such terms shall include provision for payment of interest, shall include a provision for payment within 5 years after the loan was granted and shall require substantially level amortization of the loan (with payments by payroll deduction, but not less frequently than quarterly) over the period of the loan. The Committee shall establish a Loan Account in the name of each Participant to whom a loan is made, which Loan Account shall be periodically adjusted by charging to the Participant's Loan Account any principal and interest received by the Trustee on account of the Participant's loan since the last preceding Valuation Date.

         17.3 If a loan or portion of a loan made to the Participant, together with the accrued interest thereon, remains unpaid at such time as the Participant receives a distribution from the Plan, an amount equal to such loan or any part thereof, together with the accrued interest thereon, shall be charged to the Participant's Loan Account as of the Valuation Date coincident with or next preceding such distribution, after all other adjustments required under the Plan have been made.

                                                                  CONFORMED COPY


[THIRD AMENDMENT ADDED ADDENDUM A]

                                   ADDENDUM A

                     IRS MODEL SECTION 401(a)17 LIMITATION


In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

If compensation for any prior determination period is taken into account in determining an employee's benefit accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                                                                  CONFORMED COPY


[THIRD AMENDMENT ADDED ADDENDUM B]

                                   ADDENDUM B

                      IRS MODEL NOTIFICATION REQUIREMENTS


If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(1) the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2) the participant, after receiving the notice, affirmatively elects a distribution.





                                      B-1